Exhibit 99.1


[GRAPHIC OMITTED]  THE DREYFUS GROUP OF MUTUAL FUNDS
                   -------------------------------------------------------------
                                                             Joseph S. DiMartino
                                                           Chairman of the Board

                                        November 30, 2006


Mr. Robert Levinson
Chairman & CEO
Levcor International Inc.
1065 Avenue of the Americas
28th floor
New York, NY  10018

Dear Bob,

         As we discussed the other day, I am submitting my resignation as a member of the Board of Directors of Levcor International Inc. effective November 30, 2006. My resignation is necessitated by the pending acquisition of Levcor's accounting firm by CBIZ Inc. where I serve as a director. I have been advised by CBIZ counsel that the SEC views this as a potential conflict of interest, thus necessitating my resignation.

         I have thoroughly enjoyed my association with you, Ed and my fellow directors for over ten years. I would be more that pleased to help you and Levcor at anytime should you desire, so please feel free to call upon me.

         With warmest personal regards,


                                   /s/ JOE
                                   ------------------------
                                   Joseph S. DiMartino


cc:  M. Gleespan
     Ed Cooke




   200 Park Avenue New York, New York 10166 (212) 922-6161 fax (212) 922-6166